Filed Pursuant to Rule 424(b)(3)

Registration No. 333-256634

PROSPECTUS

JAGUAR HEALTH, INC.

100,000 Shares of Common Stock

Pursuant to this prospectus, the selling stockholder identified herein (the “Selling Stockholder”) is offering on a resale basis from time to time an aggregate of up to 100,000 shares of voting common stock, par value $0.0001 per share (the “Common Stock), of Jaguar Health, Inc. (“Jaguar,” “we,” “our” or the “Company”), a Delaware corporation issuable upon exercise of a certain warrant. We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale by the Selling Stockholder of the Common Stock. We will, however, receive the net proceeds of the warrant exercised for cash.

The Selling Stockholder or its pledgees, assignees or successors in interest may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 12. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the Selling Stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the Securities and Exchange Commission.

Our common stock is listed on the Nasdaq Capital Market, under the symbol “JAGX.” On June 3, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.80 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “Jaguar,” the “Company,” “we,” “us,” and “our” refer to Jaguar Health, Inc.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Jaguar is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc. (“Napo”), focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our marketed drug Mytesi (crofelemer 125 mg delayed-release tablets) is a product approved by the U.S. Food and Drug Administration (“FDA”) for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based botanical prescription medicine approved under FDA Botanical Guidance.

Jaguar was founded in San Francisco, California as a Delaware corporation on June 6, 2013. Napo formed Jaguar to develop and commercialize animal health products. Effective as of December 31, 2013, Jaguar was a wholly owned subsidiary of Napo, and Jaguar was a majority owned subsidiary of Napo until the close of our initial public offering on May 18, 2015. On July 31, 2017, the merger of Jaguar Animal Health, Inc. and Napo became effective, at which point Jaguar Animal Health’s name changed to Jaguar Health, Inc. and Napo began operating as a wholly owned subsidiary of Jaguar focused on human health and the ongoing commercialization of Mytesi, and development of follow on indications for, crofelemer. Most of the activities of the Company are now focused on the commercialization of Mytesi and development of follow on indications for crofelemer and a second generation anti secretory product, lechlemer, that has yet to be approved by the FDA. In the field of animal health, we have limited activities which are focused on developing and commercializing first in class gastrointestinal products for dogs, dairy calves, foals, and high value horses.

We believe Jaguar is poised to realize a number of synergistic, value adding benefits—an expanded pipeline of potential blockbuster human follow on indications of crofelemer, and a second generation anti secretory agent, as well as a pipeline of potential animal health indications for crofelemer—upon which to build global partnerships. As previously announced, Jaguar, through Napo, now holds extensive global rights for Mytesi, and crofelemer manufacturing is being conducted at a multimillion-dollar commercial manufacturing facility. Additionally, several of the drug product candidates in Jaguar’s crofelemer pipeline are backed by what we believe are strong Phase 2 clinical proof of concept evidence from completed human clinical trials.

Mytesi is a novel, first in class anti secretory agent which has a basic normalizing effect, acting locally in the gut, and this mechanism of action has the potential to benefit multiple disorders that cause diarrhea. Mytesi is in development for multiple possible follow on indications, including cancer therapy related diarrhea (“CTD”); orphan drug indications for symptomatic relief of diarrhea in infants and children with congenital diarrheal disorders (“CDD”) and for adult and pediatric patients with short bowel syndrome (“SBS”); and for supportive care for diarrhea relief in inflammatory bowel diseases (“IBD”); diarrhea-predominant irritable bowel syndrome (“IBS-D”); and for idiopathic/functional diarrhea. Additionally, the Company is exploring the conditional marketing authorization regulatory pathway in Europe to support development and commercialization of crofelemer for a proposed indication of diarrhea in acutely infected COVID-19 patients. Subsequent clinical studies may also be conducted in post COVID recovery patients suffering from “long-hauler” syndrome. A second generation proprietary anti secretory agent, lechlemer, is undergoing development for symptomatic relief of diarrhea resulting from cholera. Crofelemer has previously also received an orphan drug designation for treatment of diarrhea associated with SBS.

In October 2020, Napo initiated its pivotal Phase 3 clinical trial of Mytesi for prophylaxis of diarrhea in adult cancer patients receiving targeted therapy. The Phase 3 pivotal clinical trial is a 24-week (two 12-week stages), randomized, placebo-controlled, double-blind study to evaluate the safety and efficacy of Mytesi in providing prophylaxis of diarrhea in adult cancer patients with solid tumors receiving targeted cancer therapy-containing treatment regimens. Mytesi or placebo treatment will start concurrently with the targeted cancer therapy regimen. The primary endpoint will be assessed at the end of the initial (Stage I) 12-week double-blind placebo-controlled primary treatment phase. After completing the Stage I treatment phase, the subjects will have the option to remain on their assigned treatment arm and reconsent to enter into the Stage II 12-week extension phase. The safety and efficacy of orally administered Mytesi will be evaluated for the prophylaxis of diarrhea in adult cancer patients receiving targeted cancer therapies with or without standard chemotherapy regimens. The assessment of the frequency of diarrhea will be measured by the number of loose and/or watery stools for the Stage I treatment period.

In September 2020, Jaguar launched the Entheogen Therapeutics (“ETI”) initiative to support the discovery and development of novel, natural medicines derived from psychoactive plant compounds for treatment of mood disorders, neuro-degenerative diseases, addiction, and other mental health disorders. The initiative is initially focused on plants with the potential to treat depression and leverages Napo’s proprietary library of approximately 2,300 plants with medicinal properties. According to statistics available from the National Institute of Mental Health Disorders, part of the National Institutes of Health, approximately 9.5% of American adults ages 18 and over will suffer from a depressive illness (major depression, bipolar disorder, or dysthymia) each year.

Field research collaborations conducted in the past by members of the scientific strategy team (“SST”) of Jaguar’s predecessor company Shaman Pharmaceuticals, who are also members of the ETI SST, yielded possible applications for a compound called alstonine. Alstonine is derived from a plant used by traditional healers in Nigeria, and has demonstrated a potential novel mechanism of action for the treatment of difficult to manage conditions such as schizophrenia.

While Jaguar and Napo remain steadfastly focused on the commercial success of Mytesi and on the development of potential crofelemer follow-on indications in the area of gastrointestinal health, the Company believes the same competencies and multi-disciplinary scientific strategy that led to the development of crofelemer will support collaborative efforts with potential partners to develop novel first-in-class prescription medicines derived from psychoactive plants.

Our management team has significant experience in gastrointestinal product development for both humans and animals. Napo was founded 30 years ago to perform drug discovery and development by leveraging the knowledge of traditional healers working in rainforest areas. Ten members of the Jaguar and Napo team have been together for more than 15 years. Dr. Steven King, our chief sustainable supply, ethnobotanical research and intellectual property officer, and Lisa Conte, our founder, president and CEO, have worked together for more than 30 years. Together, these dedicated personnel successfully transformed crofelemer, which is extracted from trees growing in the rainforest, to Mytesi, which is a natural, sustainably harvested, FDA-approved drug available from essentially any pharmacy in the United States.

Description of the Issuance of the Warrant to Purchase Common Stock

Warrant Shares

On April 7, 2021, the Company entered into an amendment to its equity purchase agreement, dated March 24, 2020 (the “ELOC Agreement”), with Oasis Capital, LLC (“Oasis Capital”), pursuant to which the parties agreed to increase (i) the purchase price per share of Common Stock issuable under the ELOC Agreement from $0.436 to $3.00 and (ii) the threshold trading price of the Common Stock for conducting sales under the ELOC Agreement from $0.5014 to $3.45 per share. In consideration for Oasis Capital’s entry into the amendment, we issued Oasis Capital a common stock purchase warrant exercisable for 100,000 shares of Common Stock (the “ELOC Warrant”) with an exercise price per share equal to $1.87, the Minimum Price (as defined under Nasdaq Listing Rules) on the date of the amendment. The Company also entered into a registration rights agreement with Oasis Capital, pursuant to which the Company agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act, to register the shares of Common Stock issuable upon exercise of the ELOC Warrant.

The descriptions of the ELOC Agreement and amendment are not complete and is qualified in their entirety by reference to the ELOC Agreement and amendment, which have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Information by Reference.” The representations, warranties and covenants made in such agreements and instruments were made solely for the benefit of the parties to such agreements and instruments, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Corporate Information

We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 200 Pine Street, Suite 400, San Francisco, CA 94014 and our telephone number is (415) 371-8300. Our website address is https://jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus. Our Common Stock is listed on the Nasdaq Capital Market and trades under the symbol “JAGX.”

On June 3, 2019, we filed an amendment to our Third Amended and Restated Certificate of Incorporation to effect on June 7, 2019, a 1-for-70 reverse split of our Common Stock. Accordingly, all of the stock figures and related market, conversion and exercise prices in this prospectus have been adjusted to reflect the reverse split.

THE OFFERING

Common stock to be offered by the Selling Stockholder	Up to 100,000 shares

Shares of Common Stock outstanding before this offering	137,318,263 shares, as of May 20, 2021

Shares of Common Stock outstanding after this offering (assuming full exercise of the warrant that is exercisable for shares of Common Stock offered hereby)	137,418,263 shares

Use of Proceeds

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. However, if the ELOC Warrant were exercised, we would receive gross proceeds of approximately $0.2 million. We currently intend to use such proceeds, if any, for working capital and other general corporate purposes. See “Use of Proceeds” in this prospectus.

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Nasdaq Capital Market symbol	“JAGX”.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated herein by reference in its entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference, as well as those risk factors described in any applicable prospectus supplement. If any of the risks or uncertainties described in those risk factors actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations and prospects and could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the “Risk Factors” incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

The shares of Common Stock covered by this prospectus are those such shares issuable upon exercise of the ELOC Warrant. The Selling Stockholder is not obligated to exercise the ELOC Warrant; however, if the ELOC Warrant is exercised in full, we would receive gross proceeds of approximately $187,000. We currently intend to use such proceeds, if any, for working capital and for other general corporate purposes.

The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, and our independent registered public accountants.

SELLING STOCKHOLDER

The shares of Common Stock being offered by the Selling Stockholder are those shares issuable to the Selling Stockholder upon exercise of the ELOC Warrant currently held by the Selling Stockholder. For additional information regarding the issuance of the ELOC Warrant and the relationship between the Selling Stockholder and us, see “Prospectus Summary—Description of the Issuance of the Warrant to Purchase Common Stock” above. We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time.

The following table sets forth:

●	the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder;
●	the number of shares of Common Stock beneficially owned by the Selling Stockholder, based on its respective ownership of the shares of Common Stock, as of May 27, 2021;
●	the number of shares that may be offered by the Selling Stockholder pursuant to this prospectus;
●	the number of shares to be beneficially owned by the Selling Stockholder and their respective affiliates following the sale of any shares covered by this prospectus; and
●	the percentage of our issued and outstanding Common Stock to be beneficially owned by the Selling Stockholder and their respective affiliates following the sale of all shares covered by this prospectus.

This prospectus generally covers the resale of all shares issuable upon the exercise of the ELOC Warrant that is currently held by the Selling Stockholder.

To our knowledge, the Selling Stockholder is not a broker-dealer. The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

	Number of shares of Common Stock Owned Prior to	Maximum Number of shares of Common Stock to be Sold Pursuant to this	Number of shares of Common Stock Owned After Offering(2)
Name of Selling Shareholder	Offering	Prospectus(1)	Number	Percent
Oasis Capital, LLC (3)	100,000	100,000	100,000	0.07%

*Represents less than 1% of the issued and outstanding shares of Common Stock as of May 20, 2021.
(1)	Assumes the exercise of the ELOC Warrant for Common Stock by the Selling Stockholder.
(2)	Assumes that the Selling Stockholder sells all shares of Common Stock registered under this prospectus held by such Selling Stockholder.
(3)	[Represents a warrant exercisable for 100,000 shares of Common Stock. The address for the reporting person is 208 Ponce de Leon Ave Ste 1600, San Juan, Puerto Rico 00918. We may elect in our sole discretion to sell to Oasis Capital up to 659,109 shares under the ELOC Purchase Agreement, which such shares are not presently beneficially owned by Oasis Capital as determined in accordance with the rules of the SEC.

PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Stock Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with such Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, or pursuant to other available exemptions rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which all registrable securities covered by this prospectus have been sold hereunder in accordance with the plan and method of distribution disclosed herein, and (ii) the date on which all of the remaining registrable securities covered by this prospectus are eligible to be sold by holders thereof without compliance with the volume limitations or public information requirements of Rule 144 of the Securities Act. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Common Stock offered by this prospectus will be passed upon for us by Reed Smith LLP, Palo Alto, California.

EXPERTS

The financial statements of the Company as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at https://jaguar.health, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 31, 2021;
●	our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders to be held on May 13, 2021, filed April 13, 2021;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 filed on May 17, 2021;
●	our Current Reports on Form 8-K filed on January 8, 2021, January 14, 2021 (as subsequently amended on January 14, 2021), January 22, 2021, March 11, 2021, April 8, 2021, April 15, 2021, April 30, 2021, May 14, 2021, and June 4, 2021;
●	the description of our common stock filed as Exhibit 4.26 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on April 3, 2020, including any amendment or report filed for the purpose of updating such description; and
●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and until all offerings under this prospectus are terminated).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 200 Pine Street, Suite 400, San Francisco, CA, 94104 or call (415) 371-8300.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

100,000 Shares of Common Stock

PROSPECTUS

June 9, 2021